Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  May 11, 2010

Spine Pain Management, Inc.
(Formerly “Versa Card, Inc.”)
(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 521-4220
(Registrant’s telephone number)

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John A. Talamas as COO

On May 11, 2010, Spine Pain Management, Inc. (the “Registrant”) appointed John A. Talamas as Chief Operating Officer.  Mr. Talamas was previously serving as Director of Operations, and contemporaneous with his new appointment, he resigned as Director of Operations.  Also on May 11, 2010, the Registrant entered into an Employment Agreement with Mr. Talamas.  The Employment Agreement’s term expires on May 1, 2012, and provides that the Registrant issue Mr. Talamas 50,000 shares of restricted common stock as consideration for his new employment.  The Employment Agreement also provides that the Registrant will transfer to Mr. Talamas 500,000 restricted shares of common stock if Mr. Talamas is employed by the Registrant under his Employment Agreement on June 30 of the calendar year in which the Registrant achieves an annual fully diluted earning per share of at least $0.01 as reflected in the audited financial statements filed with an annual report on Form 10-K filed with the Securities and Exchange Commission.

Biographical information of Mr. Talamas follows:

John A. Talamas – Age 54 – Mr. Talamas previously served as Chief Operating Officer of the Registrant from February 2009 to July 2009.  Subsequently, he served as Director of Operations of the Registrant.  He is also currently the Chief Executive Officer of Quality Drill Media LLC, a full service advertising company, a position he has held since August 2003.  While with Quality Drill Media, he has developed and launched care management service programs facilitating patients who require appropriate medical and chiropractic treatment.  Prior to working for Drill Media, Mr. Talamas also previously held the following positions: Special Projects Accountant for Radio–One, Inc.; Director of Media Affiliates for IP2M, Inc.; Chief Financial Officer for Signtex Imaging, Inc.; and Financial Manager for Eller Media Co. Inc.  Mr. Talamas has an extensive business background in developing and launching successful marketing programs for attorneys, doctors treating injured workers, and medical facilities associated with these types of patients.  Mr. Talamas earned a Bachelor’s of Business Administration with a concentration in Accounting from Laredo State University, Cum Laude, in May 1981.

New Employment Agreement with William F. Donovan, M.D.

On May 17, 2010, the Registrant appointed William F. Donovan, M.D., the Chief Executive Officer of the Registrant, as President, which title he will hold in addition to his title as Chief Executive Officer.  The Registrant also entered into a new Employment Agreement with Dr. Donovan, which has a term that expires on May 1, 2012.  The Employment Agreement also provides that the Registrant will transfer to Dr. Donovan 1,000,000 restricted shares of common stock if Dr. Donovan is employed by the Registrant under his Employment Agreement on June 30 of the calendar year in which the Registrant achieves an annual fully diluted earning per share of at least $0.01 as reflected in the audited financial statements filed with an annual report on Form 10-K filed with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibit.

(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement with John A. Talamas dated May 11, 2010
10.2	Employment Agreement with William F. Donovan, M.D. dated May 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: May 17, 2010	Chief Executive Officer